As filed with the Securities and Exchange Commission on March 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

4D Molecular Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3506994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street #455 Emeryville, California 94608 (510) 505-2680	94608
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

2025 Employment Inducement Award Plan

(Full title of the plan)

David Kirn, M.D.

President and Chief Executive Officer

4D Molecular Therapeutics, Inc.

5858 Horton Street #455

Emeryville, California 94608

(Name and address of agent for service)

(510) 505-2680

(Telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by 4D Molecular Therapeutics, Inc. (the “Registrant”) for the purpose of registering (1) an additional 2,880,394 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the 2020 Incentive Award Plan as a result of the operation of an automatic annual increase provision therein, (2) an additional 576,079 shares of the Registrant’s Common Stock, issuable under the 2020 Employee Stock Purchase Plan pursuant to the annual increase provision therein, and (3) an additional 1,000,000 shares of the Registrant’s Common Stock that may be offered or issued pursuant to the Registrant’s 2025 Employment Inducement Award Plan, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2020 (File No. 333-251370), March 25, 2021 (File No. 333-254701), March 28, 2022 (File No. 333-263908), March 15, 2023, as amended on May 4, 2023 (File No.  333-270566), February 29, 2024 (File No.  333-277547), February 28, 2025 (File No.  333-285456) and May 8, 2025 (File No.  333-287089) are incorporated by reference herein.

PART II

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of 4D Molecular Therapeutics, Inc.	8-K	3.1	12/15/2020

4.2	Amended and Restated Bylaws of 4D Molecular Therapeutics, Inc.	8-K	3.1	10/2/2025

4.3	Form of Common Stock Certificate.	S-1/A	4.2	12/07/2020

4.4	Form of Pre-Funded Warrant issued in conjunction with February 2024 offering.	8-K	4.1	2/9/2024

4.5	Form of Pre-Funded Warrant issued in conjunction with November 2024 exchange.	10-Q	4.4	11/13/2024

4.6	Form of Pre-Funded Warrant issued in conjunction with December 2024 exchange.	8-K	4.1	12/11/2024

4.7	Form of Pre-Funded Warrant issued in conjunction with November 2025 offering.	8-K	4.1	11/7/2025

4.8	Form of Pre-Funded Warrant issued in conjunction with January 2026 exchange.	8-K	4.1	1/26/2026

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1(a)#	4D Molecular Therapeutics, Inc. 2020 Incentive Award Plan.	S-8	99.2(a)	12/15/2020

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan.	S-1/A	10.2(b)	12/07/2020

99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2020 Incentive Award Plan.	S-1/A	10.2(c)	12/07/2020

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan.	S-1/A	10.2(d)	12/07/2020

99.2#	4D Molecular Therapeutics, Inc. 2020 Employee Stock Purchase Plan.	S-8	99.3	12/15/2020

99.3(a)#	4D Molecular Therapeutics, Inc. 2025 Employment Inducement Award Plan.	10-K	10.19	2/28/2025

99.3(b)#	Amendment to 4D Molecular Therapeutics, Inc. 2025 Employment Inducement Award Plan.	10-K	10.16	3/18/2026

99.3(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2025 Employment Inducement Award Plan.	10-K	10.20	2/28/2025

99.3(d)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2025 Employment Inducement Award Plan.	10-K	10.21	2/28/2025

107.1	Calculation of Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 18, 2026.

4D Molecular Therapeutics, Inc.

By:	/s/ Kristian Humer
Kristian Humer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Kirn, M.D. and Kristian Humer, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Kirn	President, Chief Executive Officer and Director	March 18, 2026
David Kirn, M.D.	(Principal Executive Officer)

/s/ Kristian Humer	Chief Financial Officer	March 18, 2026
Kristian Humer	(Principal Financial Officer)

/s/ Ashoo Gupta	Vice President, Finance and Controller	March 18, 2026
Ashoo Gupta	(Principal Accounting Officer)

/s/ John F. Milligan	Executive Chairman	March 18, 2026
John F. Milligan, Ph.D.

/s/ Jacob Chacko	Director	March 18, 2026
Jacob Chacko, M.D., MBA

/s/ Susannah Gray	Director	March 18, 2026
Susannah Gray, MBA

/s/ Nancy Miller-Rich	Director	March 18, 2026
Nancy Miller-Rich

/s/ Glenn Sblendorio	Director	March 18, 2026
Glenn Sblendorio

/s/ Charles P. Theuer	Director	March 18, 2026
Charles P. Theuer, M.D., Ph.D.

/s/ Shawn Cline Tomasello	Director	March 18, 2026
Shawn Cline Tomasello, MBA